UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 9, 2017

To the Stockholders of Gladstone Capital Corporation:

Notice Is Hereby Given that the 2017 Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation, will be held on Thursday, February 9, 2017, at 11:00 a.m. local time at the corporate headquarters of The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102 for the following purposes:

(1) To elect two directors, Ms. Michela A. English and Mr. Anthony W. Parker, to be elected by the holders of common stock and preferred stock, voting together as a single class, with each such director to serve until the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

(2) To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

We intend to mail these materials on or about December 9, 2016 to all stockholders of record entitled to vote at the annual meeting. Our Board of Directors has fixed the close of business on Monday, December 5, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be

held on Thursday, February 9, 2017 at 11:00 a.m. local time at the corporate headquarters of

The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

The proxy statement and annual report to stockholders are also available at www.proxyvote.com.

By Order of the Board of Directors

Michael LiCalsi General Counsel and Secretary

McLean, Virginia

December 9, 2016

ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, OR VOTE BY PROXY OVER THE TELEPHONE, AS INSTRUCTED IN THESE MATERIALS. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

GLADSTONE CAPITAL CORPORATION

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 9, 2017

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because the board of directors (the “Board”) of Gladstone Capital Corporation (“we,” “us,” or the “Company”) is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the “meeting” or “annual meeting”), including adjournments or postponements thereof, if any. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet.

We intend to mail these materials on or about December 9, 2016, to all stockholders of record entitled to vote at the annual meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES EITHER BY MAIL, BY TELEPHONE, OR THROUGH THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 9, 2017:

The Notice of Annual Meeting, this Proxy Statement and our annual report for the fiscal year ended September 30, 2016 are available at the following Internet address: www.proxyvote.com.

How can I attend the annual meeting?

The meeting will be held on Thursday, February 9, 2017, at 11:00 a.m. Eastern Standard Time (“Eastern Time”) at the corporate headquarters of The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102. Directions to the annual meeting may be found at www.gladstonecapital.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only our stockholders of record at the close of business on December 5, 2016, will be entitled to vote at the annual meeting. On this record date, there were 25,517,866 shares of common stock outstanding and entitled to vote and 2,440,000 shares of preferred stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on December 5, 2016, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Held in the Name of a Broker, Bank, Nominee, or other Similar Organization

If at the close of business on December 5, 2016, your shares were held, not in your name, but in an account at a brokerage firm, bank, dealer, or other similar organization (collectively, a “Brokerage Firm”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that Brokerage Firm because the Brokerage Firm holding your account or its nominee is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your Brokerage Firm regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your Brokerage Firm.

What am I voting on?

There are two matters scheduled for a vote:

1.

Proposal 1, to elect two directors, Michela A. English and Anthony W. Parker, to be elected by the holders of common stock and preferred stock, voting together as a single class, with each such director to serve until the 2020 Annual Meeting of Stockholders or until his or her successor is elected and qualified.

2.

Proposal 2, to ratify the selection, by the Audit Committee of our Board (the “Audit Committee”), of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending September 30, 2017.

How do I vote?

For each nominee to our Board and for Proposal 2, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

•	To vote in person, we will give you a ballot when you arrive at the annual meeting.

•

To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on February 8, 2017, the day prior to the annual meeting.

•

To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 8, 2017, the day prior to the annual meeting.

•

To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on February 8, 2017, the day prior to the annual meeting.

Beneficial Owner: Shares Held in the Name of Broker, Bank, Nominee, or other Similar Organization

If you are a beneficial owner of shares held in the name of your Brokerage Firm, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by proxy over the telephone or through the Internet, as instructed by your Brokerage Firm. To vote in person at the annual meeting, you must obtain a valid proxy from your Brokerage Firm. Follow the instructions from your Brokerage Firm, included with these proxy materials, or contact your Brokerage Firm to request a proxy form.

We also provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On all matters, you have one vote for each share of common stock and one vote for each share of preferred stock you owned as of the close of business on December 5, 2016.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote by proxy without making any voting selections, your shares will be voted “FOR” the election of all nominees for director and “FOR” Proposal 2. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Gladstone Capital Corporation will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and other custodians holding in their names shares of our common or preferred stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common or preferred stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by directors, officers or other regular employees of Gladstone Management Corporation, our investment adviser (the “Adviser”), or Gladstone Administration, LLC (the “Administrator”). No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Georgeson, Inc. (“Georgeson”) to solicit proxies for the annual meeting. Georgeson will be paid a fee of approximately $5,500 plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials to brokers, banks and institutional holders, and delivery of executed proxies. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that we will indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson’s gross negligence or intentional misconduct. In addition to these written proxy materials, our proxy solicitor, officers and directors may also solicit proxies in person, by telephone or by other means of communication; however, our officers and directors will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners and obtaining your voting instructions.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts at your bank or broker. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you wish to revoke your proxy after 11:59 p.m. Eastern Time on February 8, 2017, you may only do so at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date specified thereon.

•	You may grant a subsequent proxy by telephone or through the Internet on a later date.

•	You may send a timely written notice that you are revoking your proxy to our secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your Brokerage Firm, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders proposals that we receive not later than August 11, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and our bylaws, as amended (“Bylaws”). Stockholders must submit their proposals to our secretary at 1521 Westbranch Drive, Suite 100, McLean, Virginia, 22102.

In addition, any stockholder who wishes to propose a nominee to our Board or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the 1934 Act) must comply with the advance notice provisions and other requirements of Article II, Section 4(b) of our Bylaws, a copy of which is on file with the U.S. Securities and Exchange Commission (“SEC”) and may be obtained without charge from our secretary upon request.

These notice provisions require that nominations of persons for election to our Board and proposals of business to be considered by the stockholders for the 2018 Annual Meeting of Stockholders must be made in writing and submitted to our secretary at the address above no earlier than November 11, 2017 (90 days before the first anniversary of our 2017 Annual Meeting of Stockholders) and not later than December 11, 2017 (60 days before the first anniversary of the 2017 Annual Meeting of Stockholders). You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election for the annual meeting who will separately count “FOR,” and “AGAINST” votes in addition to “ABSTAIN” votes. The effects of abstentions and broker non-votes on each proposal are described below under the question “How many votes are needed to approve each proposal?” We expect that our chief financial officer and treasurer, Nicole Schaltenbrand, and Michael LiCalsi, our general counsel and secretary, will be appointed as the inspectors of election.

What are “broker non-votes?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

Under applicable rules of the New York Stock Exchange (“NYSE”), Proposal 1 (election of directors) is a non-routine proposal. Your broker, bank or other agent is not entitled to vote your shares without your instructions for Proposal 1. Proposal 2 (ratification of the appointment of PwC) is a routine proposal. Your broker, bank or other agent may vote your shares for Proposal 2 even if it does not receive instructions from you.

How many votes are needed to approve each proposal?

Vote Required

Proposal 1—Election of Directors. Each of Michela A. English and Anthony W. Parker must be elected by a plurality of votes cast at the annual meeting by holders of our outstanding common stock and preferred stock, voting together as a single class. Only votes “FOR ALL” or “FOR ALL EXCEPT” will affect the outcome of this proposal. Votes cast to “WITHHOLD ALL” will not affect the outcome of this proposal. Under a plurality vote standard the two nominees that receive the highest number of votes cast will be elected regardless of whether or not they receive a majority of votes cast. Broker non-votes will not be counted as votes cast with respect to the proposal and will have no effect on the outcome of such proposal; however, they will be counted towards the quorum requirement.

Proposal 2—Ratification of our independent registered public accounting firm. The affirmative vote of a majority of the votes cast by common stock and preferred stock, voting together as a single class, at the annual meeting is required to ratify the Audit Committee’s selection of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2017. Abstentions will not be counted as votes cast for this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of our total number of outstanding shares of common and preferred stock are represented by stockholders present at the meeting or by proxy. On the record date there were 25,517,866 shares of common stock and 2,440,000 shares of preferred stock outstanding and entitled to vote. Thus, 13,978,934 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your Brokerage Firm or other nominee) or if you vote in person at the meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the stockholders present and entitled to vote at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Proxy Statement, Form 10-K and annual report to stockholders are also available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified. Currently our Board is comprised of eight directors, six of whom are independent.

Holders of preferred stock are entitled, as a class, to the exclusion of the holders of all other classes of stock, to elect two directors (regardless of the total number of directors serving on our Board). Caren D. Merrick and Walter H. Wilkinson, Jr. were elected, solely by the preferred stockholders, at the Company’s 2015 Annual Meeting of Stockholders for a term expiring in 2018, thus neither of the two preferred directorships are up for election at this year’s annual meeting.

There are two independent directors in the class whose term expires in 2017 that have been nominated to stand for re-election: Ms. Michela A. English and Mr. Anthony W. Parker. Proxies cannot be voted for a greater number of persons than the number of nominees named. If elected at the annual meeting, each nominee would serve until the 2020 annual meeting and until his or her successor is elected and qualified, or, if sooner, until his or her death, resignation or removal.

Proposal 1

The Company’s Ethics, Nominating & Corporate Governance Committee (the “Ethics Committee”) nominated two incumbent directors—Michela A. English and Anthony W. Parker—for election by the common and preferred stockholders, voting together as a single class, for a term expiring in 2020.

Each director is elected by a majority of the votes cast at the annual meeting. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of the two nominees. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

We encourage directors and nominees for director to attend the annual meeting. One of our directors attended the 2016 Annual Meeting of Stockholders.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the annual meeting, each executive officer and certain other officers who are not also directors.

Nominees for a Three-Year Term to Expire at the 2020 Annual Meeting of Stockholders

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Disinterested Directors
Michela English (66) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia, 22102	Director	Term expires at 2017 annual meeting. Director since June 2002.

President and Chief

Executive Officer of Fight for Children, a non-profit charitable organization focused on providing high-quality education and health care services to underserved youth in Washington, D.C., since June 2006.

Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

Anthony W. Parker (71) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia, 22102	Director	Term expires at 2017 annual meeting. Director since our inception in 2001.	Founder and Chairman of the Board of Parker Tide Corp., a government contracting company providing mission critical solutions to the Federal Government, since 1997.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Disinterested Directors
Walter H. Wilkinson, Jr. (70) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia, 22102	Director	Term expires at 2018 annual meeting. Director since October 2014.	Founder and General Partner of Kitty Hawk Capital, a venture capital firm, since 1980. Board member of RF Micro Devices from 1992 serving as its chairman from July 2008 until January 2015 when it merged to form QORVO, Inc. Board member of QORVO, Inc. since January 2015. Former board member of the N.C. State University Foundation from June 2007 until 2015. Former board member of the Carolinas Chapter of the National Association of Corporate Directors from July 2012 until December 2015 and Chairman of the Board of Directors from July 2012 until August 2014.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation; RF Micro Devices; QORVO, Inc.

Caren D. Merrick (56) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Director	Term expires at 2018 annual meeting. Director since November 2014.	Founder and Chief Executive Officer of Pocket Mentor, a mobile application and digital publishing company focused on leadership development and career advancement, since 2014. Partner with Bibury Partners, an investment and advisory firm that focuses on enterprise and consumer technology sectors since 2004. Board member of the Metropolitan Washington Airports Authority since 2012 and WashingtonFirst Bankshares, Inc. since May 2015.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation; Washington First Bankshares, Inc.

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Public Company Directorships Held by Director During the Past Five Years
Interested Director
Terry Lee Brubaker (73)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia, 22102	Vice Chairman, Chief Operating Officer and Assistant Secretary	Term expires at 2018 annual meeting. Director since our inception in 2001.	Vice Chairman since 2004. Our Chief Operating Officer since our inception in 2001 until 2004 and of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2003, respectively, and Secretary of Gladstone Investment Corporation and Gladstone Capital Corporation until October 2012. Vice Chairman of Gladstone Investment Corporation and Gladstone Commercial Corporation since 2005 and 2004, respectively. Vice Chairman, and Chief Operating Officer and a director of our Adviser since 2006 and Secretary of our Adviser from 2006 until February 2011. Vice Chairman and Chief Operating Officer of Gladstone Land Corporation since April 2007.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Paul W. Adelgren (73) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Director	Term expires at 2019 annual meeting. Director since January 2003.	Pastor of Missionary Alliance Church since 1997.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

John H. Outland (71) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Director	Term expires at 2019 annual meeting. Director since December 2003.	Private investor since June 2006.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Interested Director
David Gladstone (74)* Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Chairman of the Board, Chief Executive Officer	Term expires at 2019 annual meeting. Director since our inception in 2001.	Founder, Chief Executive Officer and Chairman of the Board since our inception in 2001. President from February 2013 through December 2013. Founder, Chief Executive Officer and Chairman of Gladstone Investment Corporation since its inception in 2005, Gladstone Commercial Corporation since its inception in 2003, and Gladstone Land Corporation since its inception in 1997. Founder, Chief Executive Officer and Chairman of the board of directors of our Adviser. Since 2010, Mr. Gladstone has also served on the board of managers of Gladstone Securities, LLC, a broker dealer that is an affiliate of the Company.	Gladstone Commercial Corporation; Gladstone Land Corporation; Gladstone Investment Corporation

Executive Officers and Certain Other Officers Who Are Not Directors

Name, Address, and Age	Position(s) Held With Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past Five Years

Michael LiCalsi (46) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	General Counsel and Secretary	General Counsel since October 2009; Secretary since October 2012.	General Counsel for all of the Gladstone affiliated companies since October 2009. Secretary of all of the Gladstone affiliated companies since October 2012. President of Gladstone Administration, LLC since July 2013. Managing Principal of Gladstone Securities, LLC and member of its board of managers since 2010.

Robert L. Marcotte (58) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	President	President since January 2014.	President since January 2014. Executive Vice President and Co-Head of Asset Management with MCG Capital Corp. from 2007 to December 2013.

Nicole Schaltenbrand (34) Gladstone Capital Corporation 1521 Westbranch Drive Suite 100 McLean, Virginia 22102	Chief Financial Officer; Treasurer	Chief Accounting Officer from November 2015 to March 2016; Chief Financial Officer and Treasurer since March 2016.	Chief Accounting Officer from November 2015 to March 2016; Chief Financial Officer and Treasurer since March 2016. Senior Manager of SEC reporting and accounting policy at National Rural Utilities Cooperative Finance Corporation from May 2012 to November 2015. Senior Audit Manager and other positions within the assurance practice at KPMG LLP from September 2004 through May 2012.

*

Messrs. Gladstone and Brubaker are interested persons of Gladstone Capital Corporation, within the meaning of the 1940 Act, due to their positions as officers of the Company, and our Adviser and their employment by our Adviser.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Ethics Committee and our Board focused primarily on the information discussed in each of the individual backgrounds set forth above and on the following particular attributes:

•

Ms. English was selected to serve as an independent director on our Board, and as a nominee for another directorship term, due to her greater than twenty years of senior management experience at various corporations and non-profit organizations as well as her past service on our Board since 2002.

•

Mr. Parker was selected to serve as an independent director on our Board, and as a nominee for another directorship term, due to his expertise and experience in the field of corporate taxation as well as his past service on our Board since our inception in 2001. Mr. Parker’s knowledge of corporate tax was instrumental in his appointment to the chairmanship of our Audit Committee.

Qualifications of Incumbent Directors Serving Until the 2018 or 2019 Annual Meeting of Stockholders

When considering whether our directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Ethics Committee and our Board focused primarily on the information discussed in each of the individual backgrounds set forth above and on the following particular attributes:

•

Mr. Adelgren was selected to serve as an independent director on our Board due to his strength and experience in ethics as well as his past service on our Board since 2003. Mr. Adelgren’s strength in ethics led to his appointment as the chairman of our Ethics Committee.

•

Mr. Brubaker was selected to serve as a director on our Board due to his more than thirty years of experience in various mid-level and senior management positions at several corporations as well as his past service on our Board since our inception.

•

Mr. Gladstone was selected to serve as a director on our Board due to the fact that he is our founder and has greater than thirty years of experience in the industry, including his service as our chairman and chief executive officer since our inception and as our president from February 2013 through December 2013.

•

Ms. Merrick was selected to serve as an independent director on our Board due to her knowledge and experience in operating a business and her understanding of the small business area through experiences overseeing the successful growth of her own business and several large and small businesses, charities and non-profits.

•	Mr. Outland was selected to serve as an independent director on our Board due to his more than twenty years of experience in the real estate and mortgage industry.

•

Mr. Wilkinson was selected to serve as an independent director on our Board due to his vast experience in various areas of the investment industry as well as his experience in serving on boards of various organizations.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH NAMED NOMINEE FOR DIRECTOR IN PROPOSAL 1.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE

GOVERNANCE

Director Independence

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, our Board annually determines each director’s independence. The NASDAQ listing standards provide that a director of a business development company is considered to be independent if he or she is not an “interested person” of ours, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Outland, Parker, and Wilkinson and Mses. English and Merrick. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Gladstone, the chairman of our Board and our chief executive officer, and Mr. Brubaker, the vice chairman of our Board and our chief operating officer and assistant secretary, are not independent directors by virtue of their positions as officers of the Company and our Adviser and their employment by our Adviser.

Meetings of the Board of Directors

Our Board met six times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

Our independent directors met four times during fiscal year 2016 in regularly scheduled executive sessions, at which only independent directors were present, satisfying applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors.

Corporate Leadership Structure

Since our inception, Mr. Gladstone has served as chairman of our Board and our chief executive officer. He also served as our president from February 2013 through December 2013. Our Board believes that our chief executive officer is best situated to serve as chairman because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In addition, Mr. Adelgren, one of our independent directors, serves as the Lead Independent Director for all meetings of our independent directors held in executive session. The Lead Independent Director has the responsibility of presiding at all executive sessions of our Board, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between management and the independent directors and facilitating teamwork and communication between the independent directors and management.

Our Board believes the combined role of chairman, chief executive officer, together with an independent Lead Independent Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of risk management. In coming to this conclusion, our Board considered the importance of having an interested chairperson that is familiar with our day-to-day management activities, our portfolio companies and the operations of our Adviser. Our Board concluded that the combined role enhances, among other things, our Board’s understanding of our investment portfolio, business, finances and risk management efforts. In addition, our Board believes that Mr. Gladstone’s employment by the Adviser better allows for the efficient mobilization of the Adviser’s resources at our Board’s behest and on its behalf.

Information Regarding Committees of the Board of Directors

Our Board has six committees: an Audit Committee, a Compensation Committee, an Executive Committee, an Offering Committee, an Ethics, Nominating and Corporate Governance Committee and a Valuation Committee. The following table shows the current composition of each of the committees of our Board:

Name	Audit	Compensation	Ethics, Nominating and Corporate Governance	Executive	Offering	Valuation
Paul W. Adelgren**		X	*X
Terry Brubaker				X	X
Michela A. English	X
David Gladstone				*X	*X
Caren D. Merrick	X					*X
John H. Outland	X	*X	X			X
Anthony W. Parker	*X			X	X	X
Walter H. Wilkinson, Jr.		X	X			X

*	Committee Chairperson
**	Lead Independent Director

Below is a description of each committee of our Board. All committees other than the Executive Committee have the authority to engage legal counsel or other experts or consultants as they deem appropriate to carry out their responsibilities. Our Board has determined that each member of the Audit, Compensation and Ethics, Nominating and Corporate Governance Committees meets the applicable NASDAQ rules and regulations regarding “independence” of such committees’ members and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. It evaluates the performance and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” During fiscal year 2016, the Audit Committee was composed of Messrs. Parker (Chairperson) and Outland and Mses. English and Merrick. Messrs. Adelgren and Wilkinson currently serve as alternate members of the Audit Committee. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.gladstonecapital.com.

Our Board has determined that all members and alternate members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors’ fees. Our Board has unanimously determined all Audit Committee members and alternate members are financially literate under current NASDAQ rules and that Messrs. Adelgren, Outland, Parker and Wilkinson and Mses. English and Merrick each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board made a qualitative assessment of the members’ level of knowledge and experience based on a number of factors, including formal education and experience. Messrs. Parker and Outland and Mses. English and Merrick also serve on the audit committees of Gladstone Commercial Corporation, Gladstone Land Corporation and Gladstone Investment Corporation. Our Audit Committee’s current alternate members, Messrs. Adelgren and Wilkinson, also serve as alternate members on the audit committees of Gladstone Commercial Corporation, Gladstone Land Corporation and Gladstone Investment Corporation. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Audit Committee.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available to stockholders on our website at www.gladstonecapital.com. The Compensation Committee conducts periodic reviews of our investment advisory and management agreement with our Adviser (the “Advisory Agreement”) and our administration agreement with our Administrator (the “Administration Agreement”) to evaluate whether the fees paid to our Adviser and our Administrator under the agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the fees paid to our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews with management our Compensation Discussion and Analysis to consider whether to recommend that it be included in proxy statements and other filings. During the last fiscal year, the Compensation Committee was composed of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Mses. English and Merrick currently serve as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. The Compensation Committee met four times during the last fiscal year.

Our Board has determined that all members and alternate members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Compensation Committee received compensation from us during the last fiscal year other than directors’ fees. Messrs. Outland, Adelgren and Wilkinson also serve on the compensation committees of Gladstone Commercial Corporation, Gladstone Land Corporation and Gladstone Investment Corporation. Our Compensation Committee’s current alternate members, Mr. Parker and Mses. English and Merrick also serve as alternate members on the compensation committees of Gladstone Commercial Corporation, Gladstone Land Corporation and Gladstone Investment Corporation. Our Board has determined that this simultaneous service does not impair the respective directors’ ability to effectively serve on our Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, the Compensation Committee was composed of Messrs. Outland (Chairperson), Adelgren and Wilkinson. Mr. Parker and Mses. English and Merrick currently serve as alternate members of the Compensation Committee. None of the aforementioned persons have ever served as one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee.

Ethics, Nominating and Corporate Governance Committee

The Ethics Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board for selection candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of our Board, assessing the performance of our Board, and developing our corporate governance principles. Our Ethics Committee charter can be found on our website at www.gladstonecapital.com. During fiscal year 2016, membership of the Ethics Committee was composed of Messrs. Adelgren (Chairperson), Outland and Wilkinson. Mr. Parker and Mses. English and Merrick currently serve as alternate members of the committee. Alternate members of the Ethics Committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member and alternate member of the Ethics Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Ethics Committee met four times during the last fiscal year.

Information Regarding the Process for Nominating Director Candidates

The Ethics Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders.

Though we have no formal policy addressing diversity, the Ethics Committee and Board believe that diversity is an important attribute of directors and that our Board should be the culmination of an array of backgrounds and experiences and be capable of articulating a variety of viewpoints. Accordingly, the Ethics Committee considers in its review of director nominees factors such as values, disciplines, ethics, age, gender, race, culture, expertise, background and skills, all in the context of an assessment of our Board’s perceived needs at that point in time in order to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Ethics Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Ethics Committee also determines whether such new nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. The Ethics Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. To date, the Ethics Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

The Ethics Committee will consider director candidates recommended by stockholders. The Ethics Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics Committee to become nominees for election to our Board may do so by delivering a written recommendation to our secretary at the address set forth on the cover page of this Proxy Statement and containing the information required by our Bylaws.

For nominations for election to our Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 4 of our Bylaws. These notice provisions require that nominations for directors for the 2018 Annual Meeting must be received no earlier than November 11, 2017 (90 days before the first anniversary of our 2017 Annual Meeting of Stockholders) and not later than December 11, 2017 (60 days before the first anniversary of our 2017 Annual Meeting of Stockholders).

Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which our stockholders may communicate with our Board or any of our directors. Persons interested in communicating their concerns or issues may address correspondence to our Board, to a particular director, or to the independent directors generally, in care of Gladstone Capital Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102. This information is also contained on our website at www.gladstonecapital.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics Committee reviews, approves and recommends to our Board any changes to the Code. It also reviews any violations of the Code and makes recommendations to our Board on those violations. The Code is available on our website at www.gladstonecapital.com. If we make any substantive amendments to the Code or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

The Executive Committee

The Executive Committee, which is composed of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board except for actions that must be taken by a majority of independent directors or the full Board under applicable rules and regulations. The Executive Committee did not meet during the last fiscal year.

The Offering Committee

The Offering Committee, which is composed of Messrs. Gladstone (Chairman), Brubaker and Parker, with each of our other current and future independent directors serving as alternates for Mr. Parker, is responsible for assisting our Board in discharging its responsibilities regarding the offering from time to time of our securities. The Offering Committee has all powers of our Board that are necessary or appropriate and may lawfully be delegated to the Offering Committee in connection with an offering of our securities. Our Offering Committee was formed in January 2013, and operates pursuant to a written charter, which can be found in the Corporate Governance section of our website at www.gladstonecapital.com. The Offering Committee did not meet during the last fiscal year.

The Valuation Committee

The Valuation Committee, which is composed of Ms. Merrick (Chairman), and Messrs. Outland, Parker and Wilkinson, with each of our other current and future independent directors serving as alternates, is responsible for assisting the Board in determining the fair value of our investment portfolio or other assets in compliance with the Investment Company Act of 1940, as amended, and assisting the Board’s compliance with legal and regulatory requirements, as well as risk management, related to valuation. The Valuation Committee was formed in July 2015, and operates pursuant to a written charter, which can be found in the Corporate Governance section of our website at www.gladstonecapital.com. The Valuation Committee met four times during the last fiscal year.

Oversight of Risk Management

Since September 2007, Jack Dellafiora has served as our chief compliance officer and, in that position, Mr. Dellafiora directly oversees our enterprise risk management function and reports to our chief executive officer, the Audit Committee and our Board in this capacity. Mr. Dellafiora also serves as chief compliance officer of Gladstone Commercial, Gladstone Land, Gladstone Investment, the Adviser, the Administrator and Gladstone Securities, LLC. Mr. Dellafiora also serves as a managing principal of and is on the board of managers of Gladstone Securities, LLC. He additionally serves as the chief financial officer of the Adviser and the Administrator. In fulfilling his risk management responsibilities, Mr. Dellafiora works closely with our general counsel and other members of senior management including, among others, our chief executive officer, president, chief financial officer, treasurer and chief operating officer.

Our Board, in its entirety, plays an active role in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Each of the following committees of our Board plays a distinct role with respect to overseeing management of our risks:

•

Audit Committee: Our Audit Committee oversees the management of enterprise risks. To this end, our Audit Committee meets at least annually (i) to discuss our risk management guidelines, policies and exposures and (ii) with our independent registered public accounting firm to review our internal control environment and other risk exposures.

•

Compensation Committee: Our Compensation Committee oversees the management of risks relating to the fees paid to our Adviser and Administrator under the Advisory Agreement and the Administration Agreement, respectively. In fulfillment of this duty, the Compensation Committee meets at least annually to review these agreements. In addition, the Compensation Committee reviews the performance of our Adviser and our Administrator to determine whether the fees paid to our Adviser and Administrator were reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement and the Administration Agreement were being satisfactorily performed.

•	Ethics, Nominating and Corporate Governance Committee: Our Ethics Committee manages risks associated with the independence of our Board and potential conflicts of interest.

•

Valuation Committee: Our Valuation Committee manages risks associated with valuation of our investment portfolio and other assets. In addition the Valuation Committee facilitates communication between the Board, our senior and financial management and our independent public accountants related to valuation matters.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the committees each report to our Board on a regular basis to apprise our Board regarding the status of remediation efforts of known risks and of any new risks that may have arisen since the previous report.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board has selected PwC as the Company’s independent registered public accounting firm, which will audit the Company’s financial statements for the fiscal year ending September 30, 2017 and the Board has further directed that management submit the selection of PwC as the Company’s independent registered public accounting firm for ratification by the stockholders at the annual meeting. PwC has audited the Company’s financial statements since its fiscal year ended September 30, 2003. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion and subject to approval by our Board in accordance with the 1940 Act, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the votes cast at the annual meeting will be required to ratify the selection of PwC. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining whether a quorum exists, although they will not be counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate amount of fees capitalized or expensed by the Company for the fiscal years ended September 30, 2016 and September 30, 2015 that were billed by PwC, our principal independent registered public accounting firm.

	2016		2015
Audit Fees	$617,339	(1)	$537,411	(2)
Audit-related Fees	$0		$0
Tax Fees	$0		$0
All Other Fees	$0		$0

Total	$617,339		$537,411

(1)

Includes approximately $41,500 in fees in connection with the preparation of our universal shelf registration statement on Form N-2, approximately $33,000 in fees related to our ATM program, and $56,000 in fees related to common offerings.

(2)	Includes approximately $17,500 in fees in connection with the preparation of our universal shelf registration statement on Form N-2 and approximately $55,000 in fees related to our ATM program.

Audit Fees. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

Audit Related Fees. Audit related fees are assurance related services that traditionally are performed by the independent accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These types of assurance services include attest services that are not required by statute or regulation.

Tax Fees. Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees. Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.

During the fiscal years ended September 30, 2016 and September 30, 2015, the aggregate non-audit fees paid to PwC for services rendered to our Adviser and any entity controlling, controlled by or under common control with our Adviser that provides ongoing services to the Company were $37,750 and $0.2 million, respectively. These fees were for primarily for tax and compliance services. The Audit Committee has considered whether, and believes that, the rendering of these services to our Adviser and the entities controlling, controlled by or under common control with our Adviser is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services currently being provided by PwC is compatible with maintaining the independent registered public accounting firm’s independence.

During fiscal years 2015 and 2016, 100% of our audit fees associated with our independent registered public accounting firm were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission. The Audit Committee further reviewed with the independent registered public accounting firm their opinion on the effectiveness of the internal control over financial reporting of the Company. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended September 30, 2016 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 16, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence (Communications with Audit Committees). The Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers LLP’s audits and all fees paid to PricewaterhouseCoopers LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company.

[1]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers LLP’s performance of non-audit services with the maintenance of PricewaterhouseCoopers LLP’s independence as the Company’s independent registered public accounting firm and has concluded that independence has been maintained.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended September 30, 2016, for filing with the Securities and Exchange Commission. In addition, the Audit Committee has engaged PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

Submitted by the Audit Committee

Anthony W. Parker, Chairperson

Caren D. Merrick

Michela A. English

John H. Outland

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the common and preferred stock of the Company as of November 14, 2016, by: (i) each current director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock. None of our executive officers or directors own shares of our 6.75% Series 2021 Term Preferred Stock (“Term Preferred Stock”), and, to our knowledge, no person beneficially owns more than 5% of our Term Preferred Stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 100, McLean, VA 22102. As of November 14, 2016, no independent director (or his/her immediate family members) owned securities of our Adviser.

Beneficial Ownership of Common Stock (1)(2)
Name and Address	Number of Common Shares	Percent of Total Common Shares
Directors:
David Gladstone	1,195,794	4.72%
Terry Lee Brubaker	93,334	*
Paul W. Adelgren	7,893	*
Michela A. English	1,589	*
Caren D. Merrick	1,835	*
John H. Outland	2,246	*
Anthony W. Parker	0	*
Walter H. Wilkinson, Jr.	6,758	*
Named Executive Officers (that are not also Directors):
Melissa Morrison (3)	375	*
Nicole Schaltenbrand (3)	0	*
All executive officers and directors as a group (11 persons) (4)	1,633,993	6.45%

*	Less than 1%
(1)

This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,344,422 shares of common stock outstanding on November 14, 2016. No executive officers or directors held shares of our preferred stock as of November 14, 2016, nor was anyone a principal stockholder of our preferred stock on such date.

(2)	Ownership calculated in accordance with Rule 13d-3 of the 1934 Act.

(3)	Ms. Schaltenbrand replaced Ms. Morrison as chief financial officer and treasurer of the Company effective March 14, 2016.
(4)	There are no employees compensated by the Company. All the employees are compensated by the Adviser and/or Administrator.

The following table sets forth, as of November 14, 2016, the dollar range of equity securities that are beneficially owned by each of our directors in the Company and in both the Company and Gladstone Investment Corporation in the aggregate. Gladstone Investment Corporation is our affiliate and a business development company that is also externally managed by our Adviser.

Name	Dollar Range of Equity Securities of the Company Owned by Directors or Nominees (1)(2)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies (1)(2)
Interested Directors:
David Gladstone	Over $100,000	Over $100,000
Terry Lee Brubaker	$50,001 – $100,000	Over $100,000

Independent Directors:
Paul W. Adelgren	$50,001 – $100,000	Over $100,000
Michela A. English	$10,001 – $50,000	$10,001 – $50,000
Caren D. Merrick	$10,001 – $50,000	$10,001 – $50,000
John H. Outland	$10,001 – $50,000	$10,001 – $50,000
Anthony W. Parker	None	$50,001 – $100,000
Walter H. Wilkinson, Jr.	$50,001 – $100,000	Over $100,000

(1)	Ownership is calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.
(2)

The dollar range of equity securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The NASDAQ Global Select Market as of November 14, 2016, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

Gladstone Commercial Corporation, our affiliate and a real estate investment trust, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common and preferred stock of Gladstone Commercial as of November 14, 2016, by each independent incumbent director and nominee. As of November 14, 2016, none of our independent directors owns any class of stock of Gladstone Commercial Corporation, other than those classes listed below.

Name	Number of Common Shares	Percentage of Class of Common Shares	Value of Securities ($) (1)
Independent Directors:
Paul W. Adelgren	8,506	*	$154,042
Michela A. English	2,111	*	$38,232
Caren D. Merrick	2,816	*	$50,998
John H. Outland	2,076	*	$37,596
Anthony W. Parker	26,235	*	$475,117
Walter H. Wilkinson, Jr.	7,032	*	$127,344

*	Less than 1%
(1)

Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act. The value of securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The NASDAQ Global Select Market as of November 14, 2016, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

Gladstone Land Corporation, our affiliate and a real estate investment company, is also managed by our Adviser. The following table sets forth certain information regarding the ownership of the common stock of Gladstone Land as of November 14, 2016, by each independent incumbent director and nominee. As of November 14, 2016, none of our independent directors owns any preferred stock of Gladstone Land Corporation.

Name	Number of Common Shares	Percent of Class of Common Shares	Value of Securities ($) (1)
Independent Directors:
Paul W. Adelgren	8,151	*	$86,406
Michela A. English	1,030	*	$10,919
Caren D. Merrick	4,432	*	$46,979
John H. Outland	1,680	*	$17,808
Anthony W. Parker	5,282	*	$55,986
Walter H. Wilkinson, Jr.	4,828	*	$51,176

*	Less than 1%
(1)

Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act. The value of securities beneficially owned is calculated by multiplying the closing price of the respective class as reported on The NASDAQ Global Market as of November 14, 2016, by the number of shares of the respective class so beneficially owned and aggregated accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms and amendments they file.

To our knowledge, based solely on a review of the copies of such reports and amendments furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2016, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements, with the exception of a late Form 4 filed on August 25, 2016 by Robert L. Marcotte for the purchases of 2,000 and 4,000 shares of common stock on August 19, 2016 and August 22, 2016, respectively.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman, chief executive officer and president and Mr. Brubaker, our vice chairman, chief operating officer and assistant secretary, are both employees of and compensated directly by our Adviser. Ms. Schaltenbrand, our chief financial officer and treasurer, is an employee of our Administrator. Ms. Morrison, an employee of our Administrator, served as our chief financial officer from April 2013 until March 2016 and as treasurer from January 2015 to March 2016. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of the salary of our chief financial officer and treasurer. During our last fiscal year, our allocable portion of Ms. Morrison’s compensation paid by our Administrator was approximately $28,851.26 of her salary, $6,525.00 of her bonus, and $9,184.62 of the cost of her benefits. During our last fiscal year, our allocable portion of Ms. Schaltenbrand’s compensation paid by our Administrator was approximately $36,954.50 of her salary, $10,701.00 of her bonus, and $5,281.79 of the cost of her benefits.

During the fiscal year ended September 30, 2016, we incurred total fees of approximately $8.8 million to our Adviser under the Advisory Agreement, $1.2 million to our Administrator under the Administration Agreement. For a discussion of the terms of our Advisory and Administration Agreement, see “Certain Transactions.”

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

The following table shows for the fiscal year ended September 30, 2016 certain information with respect to the compensation of all directors that are not also executive officers. Our executive officers do not receive any compensation for their service as directors:

Name	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex Paid to Directors (1)
Paul W. Adelgren	$35,000	$140,000
Michela A. English	$34,000	$133,000
Caren D. Merrick	$41,000	$156,000
John H. Outland	$49,000	$192,000
Anthony W. Parker	$41,000	$164,500
Walter H. Wilkinson, Jr.	$38,000	$148,000

(1)

Includes compensation the director received from Gladstone Investment Corporation, as part of our Fund Complex. Also includes compensation the director received from Gladstone Commercial Corporation, our affiliate and a real estate investment trust, and Gladstone Land Corporation, our affiliate and a real estate investment trust, although not part of our Fund Complex.

For our fiscal year ended September 30, 2016, as compensation for serving on our Board, each of our independent directors received an annual fee of $20,000, an additional $1,000 for each Board meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting took place on a day other than when the full Board met. In addition, the chairpersons of the Audit, Compensation and Valuation Committees received an annual fee of $3,000, and the chairperson of the Ethics Committee received an annual fee of $1,000 for their additional services in these capacities. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Effective October 1, 2016, (i) the annual fee received by all independent directors for their services on our Board increased from $20,000 to $25,000 and (ii) the annual fee received by the chairperson of the Audit Committee increased from $3,000 to $7,500.

We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their service to us. Our Board may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended September 30, 2016, other than for Board or committee service and meeting fees.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the CD&A be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

Submitted by the Compensation Committee

John H. Outland, Chairperson

Paul W. Adelgren

Walter H. Wilkinson, Jr.

[2]

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the 1934 Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN TRANSACTIONS

Advisory and Administration Agreements

Under the Advisory Agreement, our Adviser is responsible for our day-to-day operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities included (i) identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; (ii) providing us with all required records and regular reports to our Board concerning our Adviser’s efforts on our behalf; and (iii) maintaining compliance with all regulatory requirements applicable to us. The base management fee pursuant to the Advisory Agreement is assessed at an annual rate of 1.75% computed on the basis of the average value of our gross assets at the end of the two most recently completed quarters, which are total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings. The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the “hurdle rate”). We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

•

100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

•	20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

The second part of the incentive fee is a capital gains incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the entire portfolio’s net unrealized capital depreciation, if any, as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

Under the Administration Agreement, we pay separately for administrative services including record keeping and regulatory compliance functions. Payments under the Administration Agreement are equal to our allocable portion of our Administrator’s overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief compliance officer, general counsel and secretary and their respective staffs. Our allocable portion of the Administrator’s expenses are generally derived by multiplying our Administrator’s total expenses by the approximate amount of time the Administrator’s employees perform services for us in relation to their time spent performing services of all companies serviced by our Administrator under contractual agreements.

Our Adviser and Administrator are 100% indirectly owned and controlled by David Gladstone, the chairman of our Board and our chief executive officer. Mr. Gladstone is also the chairman of the board of directors and chief executive officer of our Adviser. Terry Lee Brubaker, our vice chairman, chief operating officer and assistant secretary, is a member of the board of directors of our Adviser and its vice chairman, chief operating officer and assistant secretary. Although we believe that the terms of the Advisory Agreement and Administration Agreement are no less favorable to us than those that could be obtained from unaffiliated third parties in arms’ length transactions, our Adviser and Administrator, their officers and their directors have a material interest in the terms of these agreements.

The principal executive office of each of the Adviser and the Administrator is located at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102.

Loan Servicing Fee

The Adviser also services the loans held by Gladstone Business Loan, LLC (“Business Loan”), the borrower under our line of credit, in return for which the Adviser receives a 1.5% annual fee payable monthly based on the aggregate outstanding balance of loans pledged under our line of credit. Since Business Loan is a consolidated subsidiary of ours, and the total base management fee paid to the Adviser pursuant to the Advisory Agreement, cannot exceed 1.75% of total assets (as reduced by cash and cash equivalents pledged to creditors) during any given calendar year, we treat payment of the loan servicing fee pursuant to our line of credit as a pre-payment of the base management fee under the Advisory Agreement. Accordingly, these loan servicing fees are 100% voluntarily, irrevocably and unconditionally credited back to us by the Adviser. Loan servicing fees of approximately $3.9 million were incurred for the fiscal year ended September 30, 2016, all of which were directly credited against the amount of the base management fee due to our Adviser under the Advisory Agreement.

Investment Banking Services

Gladstone Securities, LLC, an affiliated broker dealer which is 100% indirectly owned and controlled by Mr. Gladstone, provides investment banking services to most our portfolio companies for which it receives a fee (paid by such portfolio companies) in an amount not greater than 1% of each investment at closing. Messrs. Gladstone, LiCalsi and Dellafiora serve on the board of managers of Gladstone Securities, LLC and certain of the employees of the Adviser, who are also registered representatives of Gladstone Securities, perform the investment banking services on behalf of Gladstone Securities. Such investment banking fees are outside of the scope of the Advisory Agreement and the Administration Agreement. Therefore, they are not credited back to the Company and are entirely retained by Gladstone Securities, LLC.

Conflict of Interest Policy

We have adopted written policies to reduce potential conflicts of interest. In addition, our directors are subject to certain provisions of Maryland law (as we are a Maryland corporation) that are designed to minimize conflicts. Under our current conflict of interest policy, without the approval of a “required majority,” as defined under the 1940 Act, which means both a majority of directors who have no financial interest in the transaction and a majority of directors who are not interested persons of ours, we will not:

•	acquire from or sell to any of our officers, directors or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%, any assets or other property;

•	borrow from any of our directors, officers or employees, or any entity in which any of our officers, directors or employees has an interest of more than 5%; or

•

engage in any other transaction with any of our directors, officers or employees, or any entity in which any of our directors, officers or employees has an interest of more than 5% (except that our Adviser may lease office space in a building that we own, provided that the rental rate under the lease is determined by our independent directors to be at a fair market rate).

Where allowed by applicable rules and regulations, from time to time we may enter into transactions with our Adviser or one or more of its affiliates. A required majority of our directors, as defined under the 1940 Act, must approve all such transactions with our Adviser or its affiliates.

Indemnification

In our articles of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer’s or director’s duties, or reckless disregard of his or her obligations and duties.

Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser’s or Administrator’s services under the Advisory or Administration Agreements or otherwise as an investment adviser of ours.

PROXY VOTING POLICIES AND PROCEDURES

We have delegated our proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set out below. The guidelines are reviewed periodically by the Adviser and our directors who are not “interested persons,” and, accordingly, are subject to change.

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Adviser has a fiduciary duty to act solely in our best interests. As part of this duty, the Adviser recognizes that it must vote our securities in a timely manner free of conflicts of interest and in our best interests.

The Adviser’s policies and procedures for voting proxies for its investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

The Adviser votes proxies relating to our portfolio securities in what it perceives to be the best interest of our stockholders. The Adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its effect on the portfolio securities we hold. In most cases the Adviser will vote in favor of proposals that the Adviser believes are likely to increase the value of the portfolio securities we hold.

Although the Adviser will generally vote against proposals that may have a negative effect on our portfolio securities, the Adviser may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by our Adviser’s portfolio managers. To ensure that the Adviser’s vote is not the product of a conflict of interest, the Adviser requires that (1) anyone involved in the decision-making process disclose to our Adviser’s investment committee any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, the Adviser will disclose such conflicts to us, including our independent directors and may request guidance from us on how to vote such proxies.

Proxy Voting Records

You may obtain information without charge about how the Adviser voted proxies by making a written request for proxy voting information to:

Michael LiCalsi, General Counsel and Secretary

c/o Gladstone Capital Corporation

1521 Westbranch Dr., Suite 100

McLean, VA 22102

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be “householding” our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 100, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

From time to time, we may receive nonpublic personal information relating to our stockholders. We do not disclose nonpublic personal information about our stockholders or former stockholders to anyone, except as required by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our stockholders to employees of our Administrator, its affiliates or authorized service providers that have a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Michael LiCalsi
General Counsel and Secretary

December 9, 2016

GLADSTONE CAPITAL CORPORATION 1521 WESTBRANCH DRIVE, SUITE 100 MCLEAN, VA 22102 Proxy Card For Preferred Stockholders VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E15347-P83714 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLADSTONE CAPITAL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Michela A. English 02) Anthony W. Parker For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. To ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017. For Against Abstain NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E15348-P83714 GLADSTONE CAPITAL CORPORATION Annual Meeting of Stockholders February 9, 2017 - 11:00 a.m. Local Time This proxy is solicited by the Board of Directors PROXY FOR PREFERRED SHARES The undersigned hereby appoints Nicole Schaltenbrand and Michael LiCalsi, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the corporate headquarters of The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, on Thursday, February 9, 2017 at 11:00 a.m. Local Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side, and in accordance with the instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and in favor of Proposal 2 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith. For address change/comments, please contact Investor Relations at 1-866-366-5745 or send an email to info@gladstonecompanies.com. Continued and to be signed on reverse side V.1.1

GLADSTONE CAPITAL CORPORATION 1521 WESTBRANCH DRIVE, SUITE 100 MCLEAN, VA 22102 Proxy Card For Common Stockholders VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E15349-P83714 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GLADSTONE CAPITAL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Michela A. English 02) Anthony W. Parker For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. To ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2017. For Against Abstain NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E15350-P83714 GLADSTONE CAPITAL CORPORATION Annual Meeting of Stockholders February 9, 2017 - 11:00 a.m. Local Time This proxy is solicited by the Board of Directors PROXY FOR COMMON SHARES The undersigned hereby appoints Nicole Schaltenbrand and Michael LiCalsi, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the corporate headquarters of The Gladstone Companies, 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, on Thursday, February 9, 2017 at 11:00 a.m. Local Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side, and in accordance with the instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and in favor of Proposal 2 as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith. For address change/comments, please contact Investor Relations at 1-866-366-5745 or send an email to info@gladstonecompanies.com. Continued and to be signed on reverse side V.1.1